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                                                                    Exhibit e(2)

                UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT

AGREEMENT made this 1st day of May 2003, between Deutsche Asset Management VIT FUNDS, a Massachusetts business trust (the "Trust"), on behalf of its series Scudder Real Estate Securities Portfolio, and SCUDDER DISTRIBUTORS, INC., a Delaware corporation ("SDI").

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Trust hereby appoints SDI to act as principal underwriter of shares of beneficial interest (hereinafter called "shares") of the Trust in jurisdictions wherein shares of the Trust may legally be offered for sale; provided, however, that the Trust in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Trust upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which SDI shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Trust; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Trust or the Trust's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company. SDI shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. SDI may also provide some of the above services for the Trust.

SDI accepts such appointment as principal underwriter and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. SDI shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Trust in any way. SDI, by separate agreement with the Trust, may also serve the Trust in other capacities. The services of SDI to the Trust under this Agreement are not to be deemed exclusive, and SDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

In carrying out its duties and responsibilities hereunder, SDI will, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by SDI and not the Trust.

SDI shall use its best efforts with reasonable promptness to sell such part of the authorized shares

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of the Trust remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Trust's organizational documents, provided, however, that SDI may in its discretion refuse to accept orders for shares from any particular applicant.

2. SDI shall sell shares of the Trust to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the Trust's currently effective registration statement, including the prospectus and statement of additional information and any supplements or amendments thereto ("Registration Statement"), as SDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Trust without prior consent of the Trust. In addition to sales made by it as agent of the Trust, SDI may, in its discretion, also sell shares of the Trust as principal to persons with whom it does not have selling group agreements.

Shares of any class of any series of the Trust offered for sale or sold by SDI shall be so offered or sold at a price per share determined in accordance with the Registration Statement. The price the Trust shall receive for all shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares. Any excess of the sales price over the net asset value of the shares of the Trust sold by SDI as agent shall be retained by SDI as a commission for its services hereunder. SDI may compensate Firms for sales of shares at the commission levels provided in the Registration Statement from time to time. SDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as SDI shall determine from time to time. SDI shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the Registration Statement. SDI shall also receive any distribution services fee payable by the Trust as provided in the Trust's Rule 12b-1 Plan, as amended from time to time (the "Plan").

SDI will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable, of the Trust's shares, and neither SDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

3. The Trust will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as SDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

4. The Trust will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Trust as a dealer where necessary or advisable) in such states as SDI may reasonably request (it being understood that the Trust shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Trust will furnish to SDI from time to time such information with respect to the Trust and its shares as SDI may reasonably request for use in connection with the sale of shares of the Trust.

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5.      SDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Trust such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, SDI will pay or cause to be paid to the Trust the amount due the Trust for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Trust in such names and denominations as SDI may specify.

6. SDI shall order shares of the Trust from the Trust only to the extent that it shall have received purchase orders therefor. SDI will not make, or authorize Firms or others to make (a) any short sales of shares of the Trust; or
(b) any sales of such shares to any Board member or officer of the Trust or to any officer or Board member of SDI or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Trust, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such shares. SDI, as agent of and for the account of the Trust, may repurchase the shares of the Trust at such prices and upon such terms and conditions as shall be specified in the Registration Statement. In selling or reacquiring shares of the Trust for the account of the Trust, SDI will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. SDI will observe and be bound by all the provisions of the Trust's organizational documents (and of any Trustamental policies adopted by the Trust pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), notice of which shall have been given to SDI) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of SDI hereunder.

SDI agrees to indemnify and hold harmless the Trust and each of its Board members and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Trust or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by SDI or any of SDI's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by SDI, or
(iii) may be incurred or arise by reason of SDI's acting as the Trust's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is SDI's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is SDI to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified SDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Trust or upon such

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person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify SDI of any such claim shall not relieve SDI from any liability which SDI may have to the Trust or any person against whom such action is brought otherwise than on account of SDI's indemnity agreement contained in this paragraph. SDI shall be entitled to participate, at SDI's own expense, in the defense, or, if SDI so elects, to assume the defense of any suit brought to enforce any such liability, but if SDI elects to assume the defense, such defense shall be conducted by counsel chosen by SDI and satisfactory to the Trust, to its officers and Board members, or to any controlling person or persons, defendant or defendants in the suit. In the event that SDI elects to assume the defense of any such suit and retain such counsel, the Trust, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case SDI does not elect to assume the defense of any such suit, SDI will reimburse the Trust, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. SDI agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Trust shall not, without the prior written consent of SDI, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Trust is or could have been a party and indemnity has or could have been sought hereunder by the Trust, unless such settlement includes an unconditional release of SDI from all liability on claims that are the subject matter of such action, suit or proceeding.

The Trust agrees to indemnify and hold harmless SDI and each of SDI's directors and officers and each person, if any, who controls SDI within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which SDI or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to SDI by the Trust; provided, however, that in no case (i) is the Trust's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against SDI or any such director, officer or controlling person unless SDI or such director, officer or controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon SDI or upon such director, officer or controlling person (or after SDI or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its

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indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to SDI, its directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, SDI, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse SDI or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify SDI promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. SDI shall not, without the prior written consent of the Trust, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either SDI is or could have been a party and indemnity has or could have been sought hereunder by SDI, unless such settlement includes an unconditional release of the Trust from all liability on claims that are the subject matter of such action, suit or proceeding.

7. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by SDI under this Agreement or the Plan. The Trust will pay (or will enter into arrangements providing that others will pay) all fees and expenses in connection with the registration of the Trust and its shares under the United States securities laws and, effective April 5, 2002, the registration and qualification of shares for sale in the various jurisdictions in which the Trust shall determine it advisable to qualify such shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions) ("Blue Sky expenses"). Prior to April 5, 2002, SDI will pay all such Blue Sky expenses. In addition, SDI will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with SDI) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Trust in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), and (b) expenses of advertising in connection with such offering.

No transfer taxes, if any, which may be payable in connection with the issue or delivery or shares sold as herein contemplated or of the certificates for such shares shall be borne by the Trust, and SDI will bear all such transfer taxes.

8. This Agreement shall become effective on the date hereof and shall continue until May 1, 2004; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

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This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by SDI on sixty (60) days' written notice to the other party. The indemnity provisions contained herein shall remain operative and in full force and effect regardless of any termination of this Agreement. The Trust may effect termination with respect to any class of any series of the Trust by a vote of
(i) a majority of the Board members who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any other agreement related to the Plan, or (ii) a majority of the outstanding voting securities of such series or class. Without prejudice to any other remedies of the Trust, the Trust may terminate this Agreement at any time immediately upon SDI's failure to fulfill any of its obligations hereunder.

All material amendments to this Agreement must be approved by a vote of a majority of the Board, and of the Board members who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan, cast in person at a meeting called for such purpose.

The terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

SDI shall receive such compensation for its distribution services as set forth in the Plan. Termination of this Agreement shall not affect the right of SDI to receive payments on any unpaid balance of the compensation earned prior to such termination, as set forth in the Plan.

Notwithstanding anything in this Agreement to the contrary, SDI shall be contractually bound hereunder by the terms of any publicly announced waiver of or cap on the compensation received for its distribution services under the Plan or by the terms of any written document provided to the Board of the Trust announcing a waiver or cap, as if such waiver or cap were fully set forth herein.

9. SDI will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Trust shares any statements other than those contained in the Registration Statement, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. SDI will furnish the Trust with copies of all such material.

10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

12. All parties hereto are expressly put on notice of the Trust's Agreement and Declaration of Trust, and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability

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contained therein. This Agreement has been executed by and on behalf of the
Trust by its representatives as such representatives and not individually, and the obligations of the Trust hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding upon only the assets and property of the Trust. With respect to any claim by SDI for recovery of any liability of the Trust arising hereunder allocated to a particular series or class, whether in accordance with the express terms hereof or otherwise, SDI shall have recourse solely against the assets of that series or class to satisfy such claim and shall have no recourse against the assets of any other series or class for such purpose.

13. This Agreement shall be construed in accordance with applicable federal law and with the laws of The Commonwealth of Massachusetts.

14. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the Trust and SDI have caused this Agreement to be executed as of the day and year first above written.

                                          Deutsche Asset Management VIT Funds
Attest:

/s/ Bruce A. Rosenblum                    By:      /s/ Richard T. Hale
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Bruce A. Rosenblum                                 Richard T. Hale
Assistant Secretary                                President

Attest:                                   SCUDDER DISTRIBUTORS, INC.

/s/ Bruce A. Rosenblum                    By:      /s/ Jonathan R. Baum
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Bruce A. Rosenblum                                 Jonathan R. Baum
Assistant Secretary                                President

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